Investors:
Jacquie Ross, CFA
858-882-2172
ir@illumina.com

Media:
Eric Endicott
858-882-6822
pr@illumina.com

Illumina Reports Financial Results for Second Quarter of Fiscal Year 2019

San Diego -- (BUSINESS WIRE) - July 29, 2019 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the second quarter of fiscal year 2019.

Second quarter 2019 results:

•Revenue of $838 million, a 1% increase compared to $830 million in the second quarter of 2018
•GAAP net income attributable to Illumina stockholders for the quarter of $296 million, or $1.99 per diluted share, compared to $209 million, or $1.41 per diluted share, for the second quarter of 2018
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $200 million, or $1.35 per diluted share, compared to $212 million, or $1.43 per diluted share, for the second quarter of 2018. Non-GAAP net income excludes a $92 million unrealized gain from a strategic investment that completed an initial public offering (see the table entitled “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $143 million compared to $295 million in the second quarter of 2018. Cash flow from operations for the second quarter of 2019 included an $84 million payment of the accreted debt discount related to the conversion of our 2019 Notes
•Free cash flow (cash flow from operations less capital expenditures) of $96 million for the quarter compared to $218 million in the second quarter of 2018. Free cash flow for the second quarter of 2019 included the convertible notes payment, referenced above

Gross margin in the second quarter of 2019 was 68.4% compared to 69.3% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 69.5% for the second quarter of 2019 compared to 70.3% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2019 were $166 million compared to $151 million in the prior year period. R&D expenses as a percentage of revenue were 19.8% compared to 18.2% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2019 were $202 million compared to $197 million in the prior year period. Excluding acquisition-related expenses, non-GAAP SG&A expenses as a percentage of revenue were 23.1% compared to 23.7% in the prior year period.

Depreciation and amortization expenses were $49 million and capital expenditures for free cash flow purposes were $47 million during the second quarter of 2019. At the close of the quarter, the company held $3.2 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of December 30, 2018.

“While our second quarter results clearly fell short of our expectations, we remain committed to leading innovation in genomics, and to enabling our global community of 6,300 customers who unlock more of the human genome each day in an effort to improve human health and, in many cases, save lives,” said Francis deSouza, President and CEO. “In addition to continued sequencing consumables growth, we are encouraged by the sequential and year-over-year growth in shipments across our high, mid, and low-throughput sequencing system portfolio, including a record number of NextSeq Dx systems, reflecting the growing clinical opportunity."

Updates since our last earnings release:

•Launched Veriseq NIPT v2, enabling a genome-wide screen which almost doubles the detection of chromosomal abnormalities
•Partnered with AnchorDx, a molecular diagnostics company, to develop clinical oncology products for the Chinese market
•Expanded Illumina Accelerator to Cambridge, UK, further catalyzing the rapidly growing genomics industry in Europe and surrounding markets
•Repaid $632 million of 2019 Convertible Notes that matured on June 15, 2019, leaving $1.3 billion of convertible debt outstanding due in 2021 and 2023

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2019, the company expects year over year revenue growth of approximately 6%, and now expects GAAP earnings per diluted share attributable to Illumina stockholders of $6.41 to $6.51 and non-GAAP earnings per diluted share attributable to Illumina stockholders of $6.00 to $6.10.

Except for acquisition-related expenses incurred during the first half of 2019 which are reflected in our GAAP guidance, this guidance excludes any impact from the pending acquisition of Pacific Biosciences, which we now expect to close in Q4 2019.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, July 29, 2019. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (844) 647-5490, or 1 (615) 247-0295 outside North America, both with conference ID 3469888.
A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release contains forward-looking statements that involve risks and uncertainties, including our financial outlook and guidance for fiscal 2019 and our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) the outcome of the pending acquisition of Pacific Biosciences; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xi) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2019	December 30, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,943	$1,144
Short-term investments	1,230	2,368
Accounts receivable, net	470	514
Inventory	420	386
Prepaid expenses and other current assets	93	78
Total current assets	4,156	4,490
Property and equipment, net	854	1,075
Operating lease right-of-use assets	558	—
Goodwill	824	831
Intangible assets, net	162	185
Deferred tax assets, net	69	70
Other assets	350	308
Total assets	$6,973	$6,959

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139	$184
Accrued liabilities	473	513
Long-term debt, current portion	—	1,107
Total current liabilities	612	1,804
Operating lease liabilities	698	—
Long-term debt	1,120	890
Other long-term liabilities	211	359
Redeemable noncontrolling interests	—	61
Stockholders’ equity	4,332	3,845
Total liabilities and stockholders’ equity	$6,973	$6,959

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Revenue:
Product revenue	$704	$673	$1,372	$1,301
Service and other revenue	134	157	312	311
Total revenue	838	830	1,684	1,612
Cost of revenue:
Cost of product revenue (a)	196	181	378	355
Cost of service and other revenue (a)	59	65	130	127
Amortization of acquired intangible assets	10	9	19	17
Total cost of revenue	265	255	527	499
Gross profit	573	575	1,157	1,113
Operating expense:
Research and development (a)	166	151	335	288
Selling, general and administrative (a)	202	197	412	380
Total operating expense	368	348	747	668
Income from operations	205	227	410	445
Other income, net	141	5	170	8
Income before income taxes	346	232	580	453
Provision for income taxes	53	32	63	56
Consolidated net income	293	200	517	397
Add: Net loss attributable to noncontrolling interests	3	9	12	20
Net income attributable to Illumina stockholders	$296	$209	$529	$417
Earnings per share attributable to Illumina stockholders:
Basic	$2.01	$1.42	$3.60	$2.84
Diluted	$1.99	$1.41	$3.56	$2.82
Shares used in computing earnings per common share:
Basic	147	147	147	147
Diluted	149	148	149	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Cost of product revenue	$5	$4	$10	$8
Cost of service and other revenue	1	1	2	2
Research and development	16	15	34	30
Selling, general and administrative	26	30	53	58
Stock-based compensation expense before taxes (1)	$48	$50	$99	$98
(1) Includes stock-based compensation of $0.4 million and $1.5 million for Helix for the three and six months ended June 30, 2019, respectively. This compares to stock-based compensation of $0.8 million and $1.4 million for Helix for the three and six months ended July 1, 2018, respectively.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net cash provided by operating activities (b)	$143	$295	$341	$550
Net cash provided by (used in) investing activities	79	(536)	1,067	(525)
Net cash (used in) provided by financing activities	(549)	30	(609)	97
Effect of exchange rate changes on cash and cash equivalents	—	(5)	—	(3)
Net (decrease) increase in cash and cash equivalents	(327)	(216)	799	119
Cash and cash equivalents, beginning of period	2,270	1,560	1,144	1,225
Cash and cash equivalents, end of period	$1,943	$1,344	$1,943	$1,344

Calculation of free cash flow:
Net cash provided by operating activities (b)	$143	$295	$341	$550
Purchases of property and equipment	(47)	(77)	(103)	(167)
Free cash flow (a)	$96	$218	$238	$383
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
(b) Net cash provided by operating activities in Q2 and the first half of 2019 included an $84 million payment of the accreted debt discount related to the conversions of our 2019 Notes.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.99	$1.41	$3.56	$2.82
Cost of revenue (b)	0.07	0.06	0.13	0.11
Research and development costs (b)	—	—	—	0.01
Selling, general and administrative costs (b)	0.05	—	0.16	0.03
Other income, net (b)	(0.84)	—	(0.90)	—
Incremental non-GAAP tax expense (c)	0.11	(0.02)	0.08	(0.04)
Income tax benefit (d)	(0.03)	(0.02)	(0.09)	(0.05)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.35	$1.43	$2.94	$2.88

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:
GAAP net income attributable to Illumina stockholders	$296	$209	$529	$417
Cost of revenue (b)	10	9	19	17
Research and development costs (b)	—	—	—	1
Selling, general and administrative costs (b)	8	—	24	4
Other income, net (b)	(125)	—	(134)	—
Incremental non-GAAP tax expense (c)	16	(3)	12	(6)
Income tax benefit (d)	(5)	(3)	(13)	(7)
Non-GAAP net income attributable to Illumina stockholders (a)	$200	$212	$437	$426
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	June 30, 2019		July 1, 2018		June 30, 2019		July 1, 2018
GAAP gross profit	$573	68.4%	$575	69.3%	$1,157	68.7%	$1,113	69.0%
Amortization of acquired intangible assets	10	1.1%	9	1.0%	19	1.1%	17	1.1%
Non-GAAP gross profit (a)	$583	69.5%	$584	70.3%	$1,176	69.8%	$1,130	70.1%

GAAP research and development expense	$166	19.8%	$151	18.2%	$335	19.9%	$288	17.9%
Restructuring (b)	—	—	—	—	—	—	(1)	(0.1)%
Non-GAAP research and development expense	$166	19.8%	$151	18.2%	$335	19.9%	$287	17.8%

GAAP selling, general and administrative expense	$202	24.1%	$197	23.7%	$412	24.5%	$380	23.5%
Amortization of acquired intangible assets	—	—	—	—	(1)	(0.1)%	(1)	(0.1)%
Acquisition-related expenses (c)	(8)	(1.0)%	—	—	(23)	(1.4)%	—	—
Restructuring (b)	—	—	—	—	—	—	(3)	(0.1)%
Non-GAAP selling, general and administrative expense	$194	23.1%	$197	23.7%	$388	23.0%	$376	23.3%

GAAP operating profit	$205	24.5%	$227	27.4%	$410	24.3%	$445	27.6%
Cost of revenue	10	1.1%	9	1.0%	19	1.1%	17	1.1%
Research and development costs	—	—	—	—	—	—	1	0.1%
Selling, general and administrative costs	8	1.0%	—	—	24	1.5%	4	0.1%
Non-GAAP operating profit (a)	$223	26.6%	$236	28.4%	$453	26.9%	$467	28.9%

GAAP other income, net	$141	16.8%	$5	0.6%	$170	10.1%	$8	0.5%
Non-cash interest expense (d)	14	1.7%	7	0.8%	28	1.7%	15	0.9%
Strategic investment related gain, net (e)	(103)	(12.3)%	(7)	(0.8)%	(111)	(6.6)%	(15)	(0.9)%
Gains on deconsolidation (f)	(39)	(4.7)%	—	—	(54)	(3.2)%	—	—
Loss on contingent value right (g)	3	0.4%	—	—	3	0.2%	—	—
Non-GAAP other income, net (a)	$16	1.9%	$5	0.6%	$36	2.2%	$8	0.5%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.

(b) Amount consists primarily of employee costs related to restructuring that occurred in Q1 2018 and Q4 2017.
(c) Amount consists of acquisition-related expenses related to the pending Pacific Biosciences acquisition.
(d) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(e) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(f) Amount for Q2 consists of the gain recognized as a result of the Helix deconsolidation. Amount for the first half of 2019 also includes the $15 million gain recorded in Q1 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.
(g) Amount consists of mark-to-market adjustments related to our contingent value right received from Helix.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on February 11, 2019, and Form 10-Q for the fiscal quarter ended March 31, 2019. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2019
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.41 - $6.51
Non-cash interest expense (b)	0.33
Amortization of acquired intangible assets	0.24
Acquisition-related expenses (c)	0.15
Strategic investment related gain, net (d)	(0.75)
Gains on deconsolidation (e)	(0.36)
Loss on contingent value right (f)	0.02
Incremental non-GAAP tax expense (g)	0.05
Excess tax benefits from share-based compensation (h)	(0.09)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$6.00 - $6.10

(a) Except for acquisition-related expenses incurred during the first half of 2019, this guidance excludes any impact from the pending acquisition of Pacific Biosciences, which we expect to close in Q4 2019.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists of acquisition-related expenses incurred during the first half of 2019 related to the pending Pacific Biosciences acquisition.
(d) Amount consists primarily of mark-to-market adjustments from our strategic investments.
(e) Amount consists of the gain recognized as a result of the Helix deconsolidation in Q2 and the additional gain resulting from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.
(f) Amount consists of mark-to-market adjustments related to our contingent value right received from Helix.
(g) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(h) Amount represents tax deductions taken in excess of stock compensation cost.